UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/30/2004

ProQuest Company
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-3246

DE	36-3580106
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

300 North Zeeb Road, Ann Arbor, MI 48103
(Address of Principal Executive Offices, Including Zip Code)

734.761.4700
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On December 30, 2004, ProQuest Company entered into an agreement with International Business Machines Corporation ("IBM"). IBM will provide certain information technology services to ProQuest Information and Learning Company, a wholly owned subsidiary of ProQuest Company. These services include software development for selected ProQuest products and services. Additional information and technology services may be added to the agreement. The agreement will commence immediately and may continue for up to a five year period. Total currently scheduled payments during the five year term are equal to approximately $20-40 million based on the level of services provided during the term.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

ProQuest Company

Date: January 03, 2005.	By:	/s/ Todd W. Buchardt
Todd W. Buchardt
Senior Vice President and General Counsel